                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors

As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-3, to be filed on January 29, 1999, of our report dated February 27, 1998 (except with respect to the matter discussed in Note 12 as to which the date is March 12, 1998), included in Online System Services, Inc. Form 10-KSB for the year ended December 31, 1997 and to all references to our Firm included in the Registration Statement.

/s/ Arthur Andersen LLP
Denver, Colorado
January 29, 1999